May 7, 2012
3rd Quarter 2012 Earnings Call

Disclaimer
This presentation may contain statements that relate to future events and expectations and, as such, constitute
"forward-looking statements" within the meaning of the federal securities laws. These statements can be
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whether in response to new information, future events or otherwise, except as required by applicable law.
Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those risks and uncertainties described in Globe’s most recent Annual Report on Form 10
-K, including under “Special Note Regarding Forward-Looking Statements” and “Risk Factors” and Globe’s
quarterly reports on Form 10-Q. These reports can be accessed through the “Investors” section of Globe’s website at www.glbsm.com.
All references to “MT” or “tons” mean metric tons, each of which equals 2,204.6 pounds.

3rd Quarter 2012 Financial Highlights
■ As expected, EBITDA in the third quarter declined due to the renewal of annual silicon metal contracts at lower prices
■ Total shipments in the third quarter increased almost 20% from the second quarter following the completion of major maintenance on 6 of our 14 furnaces and the restart of the Bridgeport furnace after the fire
■ Sales in the third quarter increased 5% from the second quarter despite a 10% decrease in average selling prices
■ Cost per ton of goods sold declined 6% from the second quarter due to the restart of
 Bridgeport and completion of major maintenance at the end of calendar 2011
■ EBITDA totaled $28.4 million in the quarter, which was a $2.4 million decline from the second quarter
■ Generated cash from operations of $23.0 million in the third quarter, up from $12.3 million in the second quarter

GLOBE SPECIALTY METALS

3rd Quarter 2012 Reported Results

$ in Thousands, except per share & per lb.	3Q'12	2Q'12	Change
Sales	**$173,437**	**$165,547**	**$7,890**
Cost of goods sold	**139,408**	**129,448**	**9,960**
Gross margin % of sales	19.6%	21.8%	(2.2%)
Selling, general and administrative expenses	**13,979**	**14,316**	**(337)**
SGA % of sales	8.1%	8.6%	(0.5%)
Business interruption insurance recovery	**-**	**(450)**	**450**
Operating income	**19,950**	**22,230**	**(2,280)**
Net income attributable to GSM	**11,613**	**13,444**	**(1,831)**
Diluted EPS	**$0.15**	**$0.18**	**($0.03)**
EBITDA	**$28,359**	**$30,752**	**($2,393)**
EBITDA % of sales	16.4%	18.6%	(2.2%)
Tons Sold:			
Silicon metal	**30,210**	**26,647**	**3,563**
Silicon-based alloys	**30,618**	**24,659**	**5,959**
Average selling price: ($/lb.)			
Silicon metal	**$1.32**	**$1.46**	**($0.14)**
Silicon-based alloys	**$1.04**	**$1.13**	**($0.09)**

$ in Thousands, except per share	EBITDA	Net Income	Diluted Earnings Per Share	Income Statement Classification
Reported:	$28,359	$11,613	$0.15	
Transaction and due diligence expenses	1,047	681	0.01	Selling, General & Administrative
Adjusted results	$29,406	$12,294	$0.16	
Dow Corning's portion of joint venture	(2,054)	-	-	
Pro forma results	$27,352	$12,294	$0.16

3rd Quarter 2012 Special Items

GLOBE SPECIALTY METALS

Pro Forma Adjusted Income Statement Summary

$ in Thousands, except per share	3Q'12	2Q'12	Change
Sales	**$148,781**	**$157,693**	**($8,912)**
Cost of goods sold	**116,196**	**117,587**	**(1,391)**
Gross margin % of sales	21.9%	25.4%	(3.5%)
Selling, general and administrative expenses	**12,497**	**13,178**	**(681)**
SGA % of sales	8.4%	8.4%	0.0%
Business interruption insurance recovery	**0**	**(450)**	**450**
Pro forma operating income	**19,988**	**27,375**	**(7,387)**
Pro forma net income attributable to GSM	**12,294**	**16,475**	**(4,181)**
Pro forma diluted EPS	**$0.16**	**$0.22**	**($0.06)**
Pro forma EBITDA	**$27,352**	**$35,131**	**($7,779)**
EBITDA % of sales	18.4%	22.3%	(3.9%)

$157.7
($6.3)
($6.5)
$2.0
$4.9
($3.0)
$148.8
Q2 2012
Si Price
Alloys price
Si Vol.
Alloys Vol
Other
Q3 2012

Sequential Quarter Pro Forma Sales Bridge

Sequential Quarter Pro Forma Sales Bridge, $m

$35.1
($10.0)
$1.4
$0.7
$0.1
$0.1
$27.4
Q2 2012
Price/Mix
Volume
SG&A
Fx
Other
Q3 2012

Sequential Quarter Pro Forma EBITDA Bridge

Sequential Quarter Pro Forma EBITDA Bridge, $m

GLOBE SPECIALTY METALS

Cash Flow Overview

$ in Thousands	Q3'12	Q2'12	Q3'11
Net income	$12,266	$14,595	$23,493
Depreciation, depletion and amortization	8,552	8,632	6,366
Deferred taxes	(118)	3,409	8,580
Changes in working capital	3,841	(14,047)	(16,040)
Share-based compensation	667	686	1,327
Other	(2,177)	(1,000)	141
Cash from operations	**$23,031**	**$12,275**	**$23,867**
Capital expenditures	(11,279)	(17,335)	(7,465)
Other investing activities	-	-	(16,935)
Cash from investing activities	**($11,279)**	**($17,335)**	**($24,400)**
Net payments of long-term debt	-	-	(11,168)
Net borrowings (payments) of short-term debt	1,018	(720)	(404)
Net (payments) borrowings on revolving credit agreement	(3,000)	-	8,989
Dividend payment	-	(15,007)	-
Other financing activities	(307)	(518)	(771)
Cash from financing activities	**($2,289)**	**($16,245)**	**($3,354)**

May 7, 2012
3rd Quarter 2012 Earnings Call